Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces 2013 Fourth Quarter and Full-Year
Financial Results

2013 record revenue jumps to $20.5 million; EBITDA jumps to $2.6 million

MORRISTOWN, NEW JERSEY (February 20, 2014) – Cover-All Technologies Inc. (NYSE MKT: COVR) today announced financial results for the fourth quarter and year ended December 31, 2013.

“We are pleased to report record revenue with meaningful revenue and EBITDA* growth for the year ended December 31, 2013 – up 26% and up 339%, respectively, year-over-year,” said Manish Shah, CEO and President of Cover-All. “We successfully executed our growth strategy for 2013 to establish a solid base and build momentum through winning new accounts in 2013.”

“We also announced a reorganization of the Company during fourth quarter 2013 which is now in full effect and should help us reduce costs in excess of $1.5 million in 2014. These cost savings will improve operating profitability and free up capital for growth strategies.”

“We are starting 2014 with a solid services backlog and greater visibility for revenue. We continue to see demand for core systems and data analytics in the US P/C insurance industry. We are aggressively pursuing marketing our new software and services to continue to build shareholder value through 2014.”

Financial Results for the Year Ended December 31, 2013

Revenue

•	Total revenues for the year ended December 31, 2013 were $20.5 million, compared to $16.2 million in 2012, an increase of 26.2%.
•	License revenue was $5.9 million in 2013, up 51.7% compared to $3.9 million in 2012.
•	Support Services revenue (which represents contracted continuing revenue) was $8.1 million in 2013, compared to $8.3 million in 2012, a decrease of 1.8%.
•	Professional Services revenue was $6.4 million in 2013, up 59.4% compared to $4.0 million in 2012.

Profitability

•	Operating loss for the twelve months ended December 31, 2013 was $2.4 million, compared to $5.1 million in 2012.
•	Net loss for 2013 was $2.9 million, or $0.11 per basic and diluted share, compared to net loss of $5.0 million, or $0.19 per basic and diluted share, for 2012.

Non-GAAP* Profitability

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, was $2.6 million, or $0.10 per basic and diluted share, for 2013, compared to $(1,087,986), or $(0.04) per basic and diluted share, for 2012.
•	Net loss excluding non-recurring reorganization-related costs, a non-GAAP metric, for the twelve months ended December 31, 2013 was $2.6 million, or $0.10 per basic and diluted share, compared to $5.0 million, or $0.19 per basic and diluted share, in the same period of 2012.

Balance Sheet

•	As of December 31, 2013, the Company had $1.8 million in cash and cash equivalents and $2.6 million in accounts receivable.

Earnings per Share Disclosures

•	All earnings per share results disclosed above for the years ended December 31, 2013 and 2012 are based on 26.17 million and 25.87 million basic and diluted shares issued and outstanding, respectively.

FINANCIAL RESULTS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2013

Revenue

•	Total revenues for the three months ended December 31, 2013 were $4.5 million, compared to $4.0 million for the same period in 2012, an increase of 14.4%.
•	License revenue for the fourth quarter of 2012 was $599,000, compared to $1.3 million for the same period in 2012, a decrease of 52.4%.
•	Support Services revenue (which represents contracted continuing revenue) was $2.1 million for the fourth quarter of 2013, up 15.9% compared to $1.8 million for the same period in 2012.
•	Professional Services revenue for the fourth quarter of 2013 was $1.8 million, compared to $0.9 million for the same quarter in 2012, an increase of 108.5%.

Profitability

•	Operating loss for the three months ended December 31, 2013 was $1.3 million, compared to $2.1 million in the comparable period in 2012.
•	Net loss for the three months ended December 31, 2013 was $1.5 million, or $0.06 per basic and diluted share, compared to net income of $2.0 million, or $0.08 per basic and diluted share, in the same quarter of 2012.

Non-GAAP* Profitability

•	EBITDA, a non-GAAP metric, was $(65,720), or $(0.00) per basic and diluted share, for the fourth quarter of 2013, compared to $(897,746), or $(0.03) per basic and diluted share, for the fourth quarter of 2012.
•	Net loss excluding non-recurring reorganization-related costs, a non-GAAP metric, for the three months ended December 31, 2013 was $1.5 million, or $0.06 per basic and diluted share, compared to $2.0 million, or $0.08 per basic and diluted share, for the same period in 2012.

Earnings per Share Disclosures

•	All earnings per share results disclosed above for the three months ended December 31, 2013 and 2012 are based on 26.35 million and 25.90 million basic and diluted shares issued and outstanding, respectively.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its financial results at 4:30 p.m. EST on Thursday, February 20, 2014. Anyone interested in participating should call 1-877-941-1428 if calling from the United States, or 1-480-629-9856 if dialing internationally. A replay will be available until March 6, 2014, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally. Please use passcode 4669615 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com or by visiting http://public.viavid.com/index.php?id=107957.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control. Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 29, 2013, copies of which are available from the SEC or may be obtained upon request from the Company.

*ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance. The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, EBITDA does not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools. Cover-All compensates for these limitations by relying on its U.S. GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs. With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted. Additional information is available online at www.cover-all.com.

Cover-All®, My Insurance Center™ (MIC) NexGen, Insurance Policy Database™ (IPD) and PipelineClaims™ are trademarks or registered trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Contact

Ann Massey

Chief Financial Officer

(973) 461-5190

amassey@cover-all.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Revenues:
Licenses	$598,903	$1,257,178	$5,947,225	$3,921,171
Support Services	2,140,902	1,846,910	8,147,108	8,296,263
Professional Services	1,794,486	860,588	6,388,403	4,007,405
Total Revenues	4,534,290	3,964,676	20,482,736	16,224,839
Cost of Revenues:
Licenses	1,267,023	1,140,950	4,794,113	4,344,837
Support Services	1,209,675	2,298,712	7,089,457	6,687,683
Professional Services	1,173,160	1,000,018	3,499,100	4,681,203
Total Cost of Revenues	3,649,857	4,439,680	15,382,669	15,713,723
Direct Margin	884,434	(475,004)	5,100,067	511,116
Operating Expenses:
Sales and Marketing	480,759	505,557	2,255,059	2,557,273
General and Administrative*	1,060,218	763,405	2,618,543	2,026,180
Acquisition Costs	—	—	—	136,957
Restructuring Cost	—	—	319,014	—
Research and Development	681,587	374,410	2,315,198	911,688
Total Operating Expenses	2,222,564	1,643,372	7,507,814	5,632,098
Operating (Loss) Income	(1,338,130)	(2,118,376)	(2,407,747)	(5,120,982)
Other (Income) Expense:
Interest Expense	188,251	97,927	464,071	125,852
Interest Income	—	—	—	(37)
Other Income	—	(99)	(3,821)	(14,638)
Total Other (Income) Expense	188,251	97,828	460,250	111,177
(Loss) Income Before Income Taxes	(1,526,381)	(2,216,204)	(2,867,997)	(5,232,159)
Income Taxes	11,914	(257,928)	30,380	(257,928)
Net (Loss) Income	$(1,538,295)	$(1,958,276)	$(2,898,377)	$(4,974,231)
Basic (Loss) Earnings Per Common Share	$(0.06)	$(0.08)	$(0.11)	$(0.19)
Diluted (Loss) Earnings Per Common Share	$(0.06)	$(0.08)	$(0.11)	$(0.19)
Weighted Average Number of Common Shares Outstanding for Basic (Loss) Earnings Per Common Share	26,348,000	25,900,715	26,173,000	25,869,969
Weighted Average Number of Common Shares Outstanding for Diluted (Loss) Earnings Per Common Share	26,348,000	25,900,715	26,173,000	25,869,969

*Includes performance-based annual compensation.

Cover-All Technologies Inc. and Subsidiaries CONSOLIDATED BALANCE SHEET (UNAUDITED)
	December 31, 2013	December 31, 2012

Assets:
Current Assets:
Cash and Cash Equivalents	$1,848,571	$1,353,892
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	2,604,489	2,365,750
Prepaid Expenses	491,905	528,398
Deferred Tax Asset	850,500	910,998
Total Current Assets	5,795,465	5,159,038
Property and Equipment – At Cost:
Furniture, Fixtures and Equipment	1,336,048	1,373,485
Less: Accumulated Depreciation	627,457	450,604
Property and Equipment – Net	708,590	922,881
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $22,305,191 and $17,658,748, Respectively)	7,964,583	10,441,992
Customer Lists/Relationships (Less Accumulated Amortization of $341,333 and $260,093, Respectively)	60,667	141,907
Deferred Tax Asset	2,674,928	2,614,430
Deferred Financing Costs (Net of Amortization of $36,082 and $7,870, Respectively)	56,201	84,413
Other Assets	424,522	362,806
Total Assets	$18,724,070	$20,766,581

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$1,059,238	$1,681,007
Accrued Expenses Payable	1,412,400	1,390,533
Deferred Charges	231,051	83,455
Current Portion of Capital Lease	114,640	109,878
Deferred Revenue	2,997,455	2,426,810
Total Current Liabilities	5,814,784	5,691,683
Long-Term Liabilities:
Long-Term Debt	1,639,109	1,457,945
Long-Term Portion of Capital Lease	353,139	476,664
Total Long Term Liabilities	1,992,248	1,934,609
Total Liabilities	7,807,032	7,626,292
Commitments and Contingencies	—	—
Stockholders’ Equity:
Common Stock, $.01 Par Value, Authorized 75,000,000 Shares; 26,402,227 and 25,936,106 Shares Issued and Outstanding in 2013 and 2012, Respectively	264,022	259,361
Paid-In Capital	32,674,374	32,003,909
Accumulated Deficit	(22,021,359)	(19,122,981)
Total Stockholders’ Equity	10,917,038	13,140,289
Total Liabilities and Stockholders’ Equity	$18,724,070	$20,766,581

Cover-All Technologies Inc. and Subsidiaries

RECONCILIATION OF U.S. GAAP NET (LOSS) INCOME TO EBITDA

(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Net (Loss) Income	$(1,538,295)	$(1,958,276)	$(2,898,377)	$(4,974,231)

Interest Expense, Net	188,252	97,927	464,072	125,815
Income Tax Expense	11,913	(257,928)	30,379	(257,928)
Depreciation	63,218	173,493	251,853	296,693
Amortization	1,209,192	1,047,038	4,755,896	3,721,665

EBITDA	$(65,720)	$(897,746)	$2,603,823	$(1,087,986)

EBITDA per Common Share:
Basic	$(0.00)	$(0.03)	$0.10	$(0.04)
Diluted	$(0.00)	$(0.03)	$0.10	$(0.04)

RECONCILIATION OF SELECTED U.S. GAAP MEASURES TO NON U.S. GAAP MEASURES

(UNAUDITED)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

Net Income (Loss) (U.S. GAAP)	$(1,538,295)	$(1,958,276)	$(2,898,377)	$(4,974,231)

Reorganization Costs	—	—	319,014	—

Net Income (Loss) (Excluding Reorganization Costs) (Non U.S. GAAP)	$(1,538,295)	$(1,958,276)	$(2,579,363)	$(4,974,231)

Earnings (Loss) per Common Share (Excluding Reorganization Costs):
Basic	$(0.06)	$(0.08)	$(0.10)	$(0.19)
Diluted	$(0.06)	$(0.08)	$(0.10)	$(0.19)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012

EBITDA	$(65,720)	$(897,746)	$2,603,823	$(1,087,986)

Reorganization Costs	—	—	319,014	—

EBITDA (Excluding Reorganization Costs)	$(65,720)	$(897,746)	$2,922,837	$(1,087,986)

EBITDA per Common Share (Excluding Reorganization Costs):
Basic	$(0.00)	$(0.03)	$0.11	$(0.04)
Diluted	$(0.00)	$(0.03)	$0.11	$(0.04)